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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registrant Statement of Net.B@nk, Inc. on Form S-1 of our reports dated March 18, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 18, 1997